AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1998.
                             SUBJECT TO AMENDMENT.   REGISTRATION NOS. 333-
                                                                    333-     -01
                                                                    333-     -02
                                                                    333-     -03
                                                                    333-     -04
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

              THE SOUTHERN COMPANY                            DELAWARE                           58-0690070
     SOUTHERN COMPANY CAPITAL FUNDING, INC.                   DELAWARE                           58-2318047
        SOUTHERN COMPANY CAPITAL TRUST V                      DELAWARE                          APPLIED FOR
        SOUTHERN COMPANY CAPITAL TRUST VI                     DELAWARE                          APPLIED FOR
       SOUTHERN COMPANY CAPITAL TRUST VII                     DELAWARE                          APPLIED FOR
   (Exact name of each registrant as specified    (State or other jurisdiction of     (I.R.S. Employer Identification
                 in its charter)                   incorporation or organization)                   No.)

            THE SOUTHERN COMPANY AND THE TRUSTS:                       SOUTHERN COMPANY CAPITAL FUNDING, INC.:
                 270 PEACHTREE STREET, N.W.                                   1403 FOULK ROAD, SUITE 102
                   ATLANTA, GEORGIA 30303                                     WILMINGTON, DELAWARE 19803
                       (770) 393-0650                                               (302) 427-1935

(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)
                             ---------------------

                           TOMMY CHISHOLM, SECRETARY
                              THE SOUTHERN COMPANY
                           270 PEACHTREE STREET, N.W.
                             ATLANTA, GEORGIA 30303
                                 (770) 393-0650
 (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)
                             ---------------------
  THE COMMISSION IS REQUESTED TO MAIL SIGNED COPIES OF ALL ORDERS, NOTICES AND
                               COMMUNICATIONS TO:

                     W . L . WESTBROOK                                         JOHN D. MCLANAHAN, ESQ.
                  FINANCIAL VICE PRESIDENT                                       TROUTMAN SANDERS LLP
                    THE SOUTHERN COMPANY                                      600 PEACHTREE STREET, N.E.
                 270 PEACHTREE STREET, N.W.                                           SUITE 5200
                   ATLANTA, GEORGIA 30303                                    ATLANTA, GEORGIA 30308-2216

                             ---------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                       TITLE OF                             AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
               EACH CLASS OF SECURITIES                     TO BE            OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
                   TO BE REGISTERED                     REGISTERED(1)       PER UNIT(1)(2)(3)     PRICE(1)(2)(3)        FEE(1)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock of The Southern Company ("Common
Stock")...............................................
---------------------------------------------------------------------------------------------------------------------------------
Senior Notes and Junior Subordinated Notes
(collectively, "Debt Securities") of Southern Company
Capital Funding, Inc. ................................
---------------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Notes of Southern Company Capital
Funding, Inc. for issuance to Southern
Company Capital Trust V, Southern Company Capital
Trust VI and Southern Company Capital Trust VII
("Junior Subordinated Trust Notes")...................
---------------------------------------------------------------------------------------------------------------------------------
Preferred Securities of Southern Company Capital Trust
V, Southern Company Capital Trust VI and Southern
Company Capital Trust VII, severally ("Preferred
Securities")..........................................
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of Preferred Securities of Southern Company
Capital Trust V, Southern Company Capital Trust VI and
Southern Company Capital Trust VII by The Southern
Company(3)............................................
---------------------------------------------------------------------------------------------------------------------------------
Stock Purchase Contracts of The Southern Company or
Southern Company Capital Funding, Inc. to purchase
Common Stock of The Southern Company
("Stock Purchase Contracts")..........................
---------------------------------------------------------------------------------------------------------------------------------
Stock Purchase Units, each representing ownership of a
Stock Purchase Contract and Preferred Securities, Debt
Securities or debt obligations of third parties, of
The Southern Company or Southern Company Capital
Funding, Inc. ("Stock Purchase Units")................
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of Debt Securities, Stock Purchase
Contracts and Stock Purchase Units of Southern Company
Capital Funding, Inc. by The Southern Company(4)......
---------------------------------------------------------------------------------------------------------------------------------
Total.................................................  $1,300,000,000(5)         100%            $1,300,000,000       $383,500(6)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Such indeterminate number or amount of Common Stock of The Southern Company, Debt Securities, Junior Subordinated Trust Notes, Stock Purchase Contracts, Stock Purchase Units and Preferred Securities as may from time to time be issued at indeterminate prices. Junior Subordinated Trust Notes may be issued and sold to Southern Company Capital Trust V, Southern Company Capital Trust VI and Southern Company Capital Trust VII, in which event such Junior Subordinated Trust Notes may later be distributed to the holders of Preferred Securities upon a dissolution of Southern Company Capital Trust V, Southern Company Capital Trust VI and Southern Company Capital Trust VII and the distribution of the assets thereof.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) and exclusive of accrued interest and dividends, if any. Calculated using the maximum aggregate offering price of such indeterminate amount of Debt Securities that may be offered from time to time at an offering price below their face value.
(3) Includes the rights of holders of the Preferred Securities of a Southern Company Capital Trust under the Preferred Securities Guarantee and back-up undertakings, consisting of obligations by The Southern Company and Southern Company Capital Funding, Inc. to provide certain indemnities in respect of, and pay and be responsible for certain expenses, costs, liabilities and debts of, as applicable, Southern Company Capital Trust V, Southern Company Capital Trust VI and Southern Company Capital Trust VII and such other obligations of The Southern Company and Southern Company Capital Funding, Inc. set forth in the Amended and Restated Trust Agreement, the Subordinated
    Note Indenture and Supplemental Indentures thereto, in each case as further described in the Registration Statement. No separate consideration will be received for any Southern Company Guarantees or any back-up undertakings.
(4) No separate consideration will be received for any such Guarantees.
(5) Includes $1,000,000,000 in respect of shares of unsold Common Stock of The Southern Company previously registered under Registration Statement No. 333-09077 (which shares are valued based upon the average of the high and low prices on September 29, 1998, as reported by The Wall Street Journal in its report of NYSE-Composite Transactions).
(6) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the registration fee consists of $122,810 paid herewith and $260,690 which has previously been paid. See Note (5).
                             ---------------------
   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
   THE WITHIN PROSPECTUS CONTAINS THE INFORMATION REQUIRED BY RULE 429 OF THE COMMISSION UNDER THE SECURITIES ACT OF 1933 WITH RESPECT TO $1,000,000,000 IN RESPECT OF SHARES OF COMMON STOCK OF THE SOUTHERN COMPANY REMAINING UNSOLD UNDER REGISTRATION STATEMENT NO. 333-09077.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 1998
PROSPECTUS

                                 $1,300,000,000

                              THE SOUTHERN COMPANY
                                  COMMON STOCK
                              THE SOUTHERN COMPANY

                     SOUTHERN COMPANY CAPITAL FUNDING, INC.
                                  SENIOR NOTES
                           JUNIOR SUBORDINATED NOTES
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                          ---------------------------
                        SOUTHERN COMPANY CAPITAL TRUST V
                       SOUTHERN COMPANY CAPITAL TRUST VI
                       SOUTHERN COMPANY CAPITAL TRUST VII
                           TRUST PREFERRED SECURITIES
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                              THE SOUTHERN COMPANY
                          ---------------------------
   The Southern Company, a Delaware corporation ("Southern"), may offer, from time to time, shares of its common stock, par value $5 per share (the "Common Stock"). Southern Company Capital Funding, Inc., a Delaware corporation and a wholly-owned subsidiary of Southern ("Capital"), may offer, from time to time,
(i) its senior notes (the "Senior Notes") in one or more series, (ii) its junior subordinated notes (the "Junior Subordinated Notes" and, together with the Senior Notes, the "Debt Securities") in one or more series, (iii) Stock Purchase Contracts (the "Stock Purchase Contracts") to purchase shares of Common Stock or
(iv) Stock Purchase Units, each representing ownership of a Stock Purchase Contract and Debt Securities, Preferred Securities (as defined herein) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts (the "Stock Purchase Units"). The Senior Notes will be unsecured obligations of Capital, will rank pari passu (equal in priority) with all other unsecured and unsubordinated debt of Capital and the due and punctual payment thereof will be unconditionally guaranteed by Southern pursuant to the Senior Notes Guarantees (the "Senior Notes Guarantees"). The Junior Subordinated Notes will be unsecured obligations of Capital and will be subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of Capital and the due and punctual payment thereof will be unconditionally guaranteed by Southern pursuant to the Junior Subordinated Notes Guarantees (the "Junior Subordinated Notes Guarantees"). The due and punctual payment of the Stock Purchase Contracts and Stock Purchase Units will be unconditionally guaranteed by Southern pursuant to the Stock Purchase Contracts Guarantees (the "Stock Purchase Contracts Guarantees") and the Stock Purchase Units Guarantees (the "Stock Purchase Units Guarantees" and, together with the Stock Purchase Contracts Guarantees, the "Stock Purchase Guarantees"), respectively.

   Southern Company Capital Trust V, Southern Company Capital Trust VI and Southern Company Capital Trust VII, each a statutory business trust created under the laws of the State of Delaware (individually, a "Trust" and collectively, the "Trusts"), may offer, from time to time, trust preferred securities (collectively, the "Preferred Securities") representing preferred undivided beneficial interests in the assets of the respective Trusts. Capital will own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of the respective Trusts. The payment of periodic cash distributions on the Preferred Securities of each Trust and payments on liquidation or redemption with respect to such Preferred Securities, in each case to the extent such Trust has funds legally and immediately available therefor, will be guaranteed by Southern as described herein (individually, a "Preferred Securities Guarantee" and collectively, the "Preferred Securities Guarantees"). See "Description of the Preferred Securities Guarantees." Southern's obligations under each Preferred Securities Guarantee will be subordinate and junior in right of payment to all of its other liabilities and will rank pari passu with the most senior preferred stock of Southern. Concurrently with the issuance by a Trust of its Preferred Securities, such Trust will invest the proceeds thereof and of Capital's purchase of the Common Securities of such Trust in a related series of Junior Subordinated Notes of Capital with terms corresponding to the terms of such Trust's Preferred Securities. Junior Subordinated Notes may subsequently be distributed pro rata to holders of the Trust Securities of a Trust in connection with the termination of such Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

   As described herein, Southern and Capital will, through each Junior Subordinated Notes Guarantee, each Preferred Securities Guarantee, the Subordinated Note Indenture, the Junior Subordinated Notes of the related series, the related Trust Agreement and the related Agreement as to Expenses and Liabilities, fully and unconditionally guarantee all of each Trust's obligations with respect to its Preferred Securities.

   The Common Stock, the Preferred Securities, the Debt Securities, the Stock Purchase Contracts and the Stock Purchase Units are referred to herein collectively as the "Securities." The Preferred Securities Guarantees, the Senior Notes Guarantees, the Junior Subordinated Notes Guarantees and the Stock Purchase Guarantees are referred to herein collectively as the "Guarantees."

   Specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement with respect to such Securities, which will describe, without limitation and where applicable, the following: (a) in the case of Common Stock, the number of shares, purchase price and any other specific terms of the offering, (b) in the case of Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, interest payment dates, interest rate (or the method of determining such rate), any redemption, exchange or sinking fund provisions, and any other specific terms of the offering, (c) in the case of Preferred Securities, the specific designation, number of Preferred Securities, liquidation amount per security, distribution rate (or the method of determining such rate), dates on which distributions will be payable, voting rights, any redemption, exchange or sinking fund provisions, and any other rights, preferences, privileges, limitations and restrictions thereof, (d) in the case of Stock Purchase Contracts, the designation and number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by Southern to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof, and (e) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Preferred Securities, Debt Securities or debt obligations of third parties securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof.

   The Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Securities shall not exceed $1,300,000,000.

   Southern's Common Stock is listed on the New York Stock Exchange under the symbol "SO." Any Prospectus Supplement will also contain information, where applicable, as to any other listing on a securities exchange of the Securities covered by the Prospectus Supplement.

   The Prospectus Supplement relating to any series of Securities will contain information concerning certain United States federal income tax considerations, if applicable to such Securities.
                          ---------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                          ---------------------------
   The Securities may be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. See "Plan of Distribution." If agents or any underwriters or dealers are involved in the sale of Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Securities.
                          ---------------------------
        , 1998

                             AVAILABLE INFORMATION

     Southern, Capital and the Trusts have filed with the Securities and Exchange Commission (the "Commission") a combined registration statement on Form S-3 (the "Registration Statement," which term encompasses any amendments thereof and exhibits thereto) under the Securities Act of 1933, as amended (the "1933 Act"). As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made.

     Southern is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants including Southern that file electronically at http://www.sec.gov. In addition, reports and other material concerning Southern may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which Exchange the common stock of Southern is listed.

     No separate financial statements of Capital or any Trust have been included herein. Southern, Capital and the Trusts do not consider that such financial statements would be material to holders of the Securities because each of Capital and each Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than, in the case of Capital, obtaining financing for Southern and direct and indirect subsidiaries of Southern other than the operating affiliates (as defined herein) and, in the case of each Trust, holding as trust assets Junior Subordinated Notes, issuing Trust Securities and engaging in other activities as are necessary, advisable or incidental thereto. See "Southern Company Capital Funding, Inc.," "Description of the Preferred Securities," "Description of the Junior Subordinated Notes," "Description of the Junior Subordinated Notes Guarantees" and "Description of the Preferred Securities Guarantees." In addition, Southern does not expect that Capital or any Trust will file reports, proxy statements and other information under the 1934 Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by Southern with the Commission pursuant to the 1934 Act and are incorporated herein by reference and made a part of this Prospectus:

          (a) Southern's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (b) Southern's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and

          (c) Southern's Current Reports on Form 8-K dated February 11, 1998 and June 18, 1998.

     All documents filed by Southern with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     SOUTHERN WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). SUCH REQUESTS SHOULD BE DIRECTED TO TOMMY CHISHOLM, SECRETARY, THE SOUTHERN COMPANY, 270 PEACHTREE STREET, N.W., ATLANTA, GEORGIA 30303, TELEPHONE: (770) 393-0650.

                              THE SOUTHERN COMPANY

     Southern was incorporated under the laws of Delaware on November 9, 1945. Southern is domesticated under the laws of Georgia and is qualified to do business as a foreign corporation under the laws of Alabama. The principal executive offices of Southern are located at 270 Peachtree Street, N.W., Atlanta, Georgia 30303, and the telephone number is (770) 393-0650.

     Southern owns all the outstanding common stock of Alabama Power Company ("ALABAMA"), Georgia Power Company ("GEORGIA"), Gulf Power Company ("GULF"), Mississippi Power Company ("MISSISSIPPI") and Savannah Electric and Power Company ("SAVANNAH")(ALABAMA, GEORGIA, GULF, MISSISSIPPI and SAVANNAH being collectively referred to herein as the "operating affiliates"), each of which is an operating public utility company, and of Southern Company Services, Inc. (the system service company). ALABAMA and GEORGIA each owns 50% of the outstanding common stock of Southern Electric Generating Company ("SEGCO"). The operating affiliates supply electric service in the states of Alabama, Georgia, Florida, Mississippi and Georgia, respectively, and SEGCO owns generating units at a large electric generating station which supplies power to ALABAMA and GEORGIA. Southern also owns all the outstanding common stock of Southern Energy, Inc. ("Southern Energy"), Southern Company Energy Solutions, Inc. ("Energy Solutions"), Southern Nuclear Operating Company, Inc. ("Southern Nuclear") and Southern Communications Services, Inc. ("Southern Communications"). Southern Energy designs, builds, owns and operates power production and delivery facilities and provides a broad range of technical services to industrial companies and utilities in the United States and a number of international markets. Energy Solutions explores, develops and markets energy management services and other business lines relating to Southern's core business of generating and distributing energy. Southern Nuclear provides services to the Southern electric system's nuclear plants. Southern Communications provides digital wireless communications services to the operating affiliates and regional non-affiliates.

                     SOUTHERN COMPANY CAPITAL FUNDING, INC.

     Capital was established to obtain financing for Southern and direct and indirect subsidiaries of Southern other than the operating affiliates. Capital does not and will not engage in business activities other than such financing.

     Capital was incorporated under the laws of Delaware on January 24, 1997 and is a wholly-owned subsidiary of Southern. The principal executive offices of Capital are located at 1403 Foulk Road, Suite 102, Wilmington, Delaware 19803, and the telephone number is (302) 427-1935.

                                   THE TRUSTS

     Each Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on September 28, 1998. Each Trust's business is defined in a trust agreement, executed by Capital, as Depositor, and the Delaware Trustee thereunder. This trust agreement of each Trust will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part (the "Trust Agreement"). Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Each Trust exists for the exclusive purposes of (i) issuing its Trust Securities representing undivided beneficial interests in the assets of such Trust, (ii) investing the gross proceeds of its Trust Securities in a related series of Junior Subordinated Notes, and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto.

     Each Trust's business and affairs will be conducted by its trustees, which shall be appointed by Capital as the holder of the Common Securities: two employees of a subsidiary of Southern as Administrative Trustees; Bankers Trust Company as Property Trustee; and Bankers Trust (Delaware) as Delaware Trustee. The Property Trustee of each Trust will act as the indenture trustee with respect to such Trust for purposes of compliance with the provisions of the 1939 Act.
                                        4

     The principal place of business of each Trust shall be c/o Southern, 270 Peachtree Street, N.W., Atlanta, Georgia 30303, telephone (770) 393-0650, Attn:
Secretary.

     Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Trust for further information concerning such Trust.

                         ACCOUNTING TREATMENT OF TRUSTS

     For financial reporting purposes, the Trusts will be treated as subsidiaries of Southern and, accordingly, the accounts of the Trusts will be included in the consolidated financial statements of Southern. The Preferred Securities will be presented as a separate line item in the consolidated balance sheet of Southern, and appropriate disclosures concerning the Preferred Securities, the Preferred Securities Guarantees, the Junior Subordinated Notes and the Junior Subordinated Notes Guarantees will be included in the notes to the consolidated financial statements. For financial reporting purposes, Southern will record distributions payable on the Preferred Securities as an expense.

                                 CERTAIN RATIOS

     The following table sets forth the Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges Plus Preferred Dividend Requirements (Pre-Income Tax Basis) for the periods indicated.

                                                                                                  TWELVE
                                                                                                  MONTHS
                                                          YEAR ENDED DECEMBER 31,                 ENDED
                                               ----------------------------------------------     JUNE 30,
                                                1993      1994      1995      1996      1997       1998
                                               ------    ------    ------    ------    ------   ----------
Ratio of Earnings to Fixed Charges(1)........   3.41      3.63      3.75      3.68      2.87       2.77
Ratio of Earnings to Fixed Charges Plus
  Preferred Dividend Requirements
  (Pre-Income Tax Basis)(2)..................   2.84      3.01      3.13      3.12      2.67       2.68

---------------

(1) This ratio is computed as follows: (i) "Earnings" have been calculated by adding to "Income Before Interest Charges" all income taxes deducted therefrom and the debt portion of allowance for funds used during construction; and (ii) "Fixed Charges" consist of "Net Interest Charges" plus the debt portion of allowance for funds used during construction.
(2) In computing this ratio, "Preferred Dividend Requirements" represent the before-tax earnings necessary to pay such dividends, computed at the effective tax rates for the applicable periods.

                                USE OF PROCEEDS

     Each Trust will invest the proceeds received from the sale of its Preferred Securities in Junior Subordinated Notes. Except as may be otherwise described in an applicable Prospectus Supplement, the net proceeds received by Southern from such investment and any proceeds received from the sale of Common Stock, Senior Notes, Stock Purchase Contracts or Stock Purchase Units or other sales of Junior Subordinated Notes will be used in connection with its ongoing construction program, to pay scheduled maturities and/or refundings of its securities, to repay short-term indebtedness to the extent outstanding and for other general corporate purposes.

                        DESCRIPTION OF THE COMMON STOCK

     The authorized capital stock of Southern currently consists of 1,000,000,000 shares of common stock, par value $5 per share. As of August 31, 1998, there were 697,798,995 shares of common stock issued and outstanding.

     All shares of common stock of Southern participate equally with respect to dividends and rank equally upon liquidation. Each holder is entitled to one vote for each share held and to cumulative voting at elections of directors. The vote of two-thirds of the outstanding common stock is required to authorize or create preferred stock or to effect certain changes in charter provisions affecting the common stock. No stockholder is entitled to preemptive rights.

     The shares of Common Stock offered hereby will be fully paid and nonassessable by Southern.

     The income of Southern is derived mainly from equity in earnings of its operating affiliates. At June 30, 1998, $2,046,745,000 of consolidated retained earnings, of a total of $3,886,150,000 at that date, was restricted against the payment by the operating affiliates of cash dividends on common stock under terms of bond indentures or charters. Southern's investment in subsidiary companies is maintained on the equity method of accounting; however, under the applicable accounting requirements of the Commission, cash dividends are limited to Southern's retained earnings computed on the cost method of accounting ($501,671,000 at June 30, 1998). The equity in undistributed earnings of subsidiary companies, except for the $2,046,745,000 restricted under the terms of bond indentures or charters, will become available for payment of cash dividends by Southern as such amounts are paid to Southern by the subsidiary companies.

     Certain business combination transactions, including mergers, sales of assets or securities having a fair market value of $100,000,000 or more, liquidations, dissolutions, reclassifications or recapitalizations, between Southern or any of its subsidiaries and any beneficial owner of more than 5% of the outstanding voting stock of Southern or any affiliate of such owner must be approved by the holders of 75% of the outstanding voting stock and a majority of the outstanding voting stock held by persons other than such beneficial owner, unless approved by a majority of the "Disinterested Directors" (generally directors not affiliated with such beneficial owner) or certain minimum price and procedural requirements are met. These provisions may have the effect of delaying, deferring or preventing a change in control of Southern.

     The transfer agent and registrar for the common stock is Southern Company Services, Inc., Atlanta, Georgia.

DIVIDENDS AND PRICE RANGE

     The table below sets forth, for the periods indicated, the high and low sales prices of Southern's common stock as reported by The Wall Street Journal as NYSE-Composite Transactions.

YEAR                               HIGH      LOW
----                               ----      ---
1993............................  23  5/8  18  3/8
1994............................  22       17
1995............................  25       19  3/8
1996............................  25  7/8  21  1/8
1997............................  26  1/4  19  7/8

BY QUARTERS                        HIGH        LOW
-----------                        ----        ---
1996
       First Quarter............  25  7/8    22  3/8
       Second Quarter...........  24  5/8    21  1/4
       Third Quarter............  24  5/8    21  3/4
       Fourth Quarter...........  23  1/8    21  1/8
1997
       First Quarter............  23  3/8    20  3/4
       Second Quarter...........  22  1/4    19  7/8
       Third Quarter............  23         20  13/16
       Fourth Quarter...........  26  1/4    22
1998
       First Quarter............  28  11/16  23  15/16
       Second Quarter...........  29         25  1/16
       Third Quarter............

     The last sale price of the common stock on October   , 1998, as reported by
The Wall Street Journal, was $     per share. The consolidated book value per
share of Southern's common stock at June 30, 1998 was $14.05.

     Dividends have been paid on the common stock without interruption since 1949 when Southern was organized. The following table sets forth the dividends paid during the period 1994-1997 and the first three quarters of 1998. Future dividends will depend on future earnings, the financial condition of Southern and the operating affiliates and other factors.

                               COMMON DIVIDENDS                                   COMMON DIVIDENDS
PERIOD                            PER SHARE        PERIOD                            PER SHARE
------                         ----------------    ------                         ----------------
1994.........................       $1.18          1996 (first quarter).........       $.315
                                                         (second quarter).......        .315
1995.........................        1.22                (third quarter)........        .315
                                                         (fourth quarter).......        .315
1996.........................        1.26          1997 (first quarter).........        .325
                                                         (second quarter).......        .325
1997.........................        1.30                (third quarter)........        .325
                                                         (fourth quarter).......        .325
1998.........................        1.005         1998 (first quarter).........        .335
(through September 30, 1998)                             (second quarter).......        .335
                                                         (third quarter)........        .335

     Southern has an investment plan pursuant to which registered owners of shares of Southern's common stock may purchase additional shares by having dividends automatically reinvested, or by making supplemental optional cash purchases (not more than $150,000 per year), or both. For information concerning the Southern Investment Plan, write SCS Stockholder Services, P.O. Box 54250, Atlanta, Georgia 30308-0250.

                        DESCRIPTION OF THE SENIOR NOTES

     Set forth below is a description of the general terms of the Senior Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Senior Note Indenture to be entered into among Southern, Capital and the trustee named in the applicable Prospectus Supplement, as trustee (the "Senior Note Indenture Trustee"), as to be supplemented by a supplemental indenture thereto establishing the Senior Notes of each series (the Senior Note Indenture, as so supplemented, is hereinafter referred to as the "Senior Note Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Senior Notes will include those stated in the Senior Note Indenture and those made a part of the Senior Note Indenture by reference to the 1939 Act. Certain capitalized terms used herein are defined in the Senior Note Indenture.

GENERAL

     The Senior Notes will be issued as unsecured senior debt securities under the Senior Note Indenture and will rank pari passu with all other unsecured and unsubordinated debt of Capital. The Senior Notes will be effectively subordinated to all secured debt of Capital. At June 30, 1998 Capital had no outstanding secured debt. The Senior Note Indenture does not limit the aggregate principal amount of Senior Notes that may be issued thereunder and provides that Senior Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Senior Note Indenture.

     Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Senior Notes being offered thereby: (i) the title of such Senior Notes; (ii) any limit on the aggregate principal amount of such Senior Notes; (iii) the date or dates on which the principal of such Senior Notes is payable; (iv) the rate or rates at which such Senior Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date;
(v) the place or places where the principal of (and premium, if any) and interest, if any, on such Senior Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Senior Notes may be redeemed, in whole or in part, at the option of Capital; (vii) the obligation, if any, of Capital to redeem or purchase such Senior Notes; (viii) the date or dates, if any, after which such Senior Notes may be converted or exchanged at the option of the holder into or for shares of Common Stock of Southern and the terms for any such conversion or exchange; (ix) the denominations in which such Senior Notes shall be issuable; (x) if other than the principal amount thereof, the portion of the principal amount of such Senior Notes which shall be payable upon declaration of acceleration of the maturity thereof; (xi) any deletions from, modifications of or additions to the Events of Default or covenants of Capital as provided in the Senior Note Indenture pertaining to such Senior Notes; (xii) whether such Senior Notes shall be issued in whole or in part in the form of a Global Security; and (xiii) any other terms of such Senior Notes.

     The Senior Note Indenture does not contain provisions that afford holders of Senior Notes protection in the event of a highly leveraged transaction involving Southern or Capital.

SENIOR NOTES GUARANTEE

     Pursuant to the Senior Note Indenture, Southern will irrevocably and unconditionally guarantee the Senior Notes as described under "Description of the Senior Notes Guarantees."

EVENTS OF DEFAULT

     The Senior Note Indenture provides that any one or more of the following described events with respect to the Senior Notes of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Senior Notes of such series:

          (a) failure for 10 days to pay interest on the Senior Notes of such series, when due on an Interest Payment Date other than at maturity or upon earlier redemption; or

          (b) failure to pay principal or premium, if any, or interest on the Senior Notes of such series when due at maturity or upon earlier redemption; or

          (c) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Senior Note of such series; or

          (d) failure to observe or perform any other covenant or warranty in the Senior Note Indenture (other than a covenant or warranty which has expressly been included therein solely for the benefit of one or more series of Senior Notes other than such series) for 90 days after written notice to Southern and Capital from the Senior Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Senior Notes of such series; or

          (e) certain events of bankruptcy, insolvency, or reorganization of Southern or Capital.

     The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Indenture Trustee with respect to the Senior Notes of such series. If a Senior Note Indenture Event of Default occurs and is continuing with respect to the Senior Notes of any series, then the Senior Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Senior Notes of such series may declare the principal amount thereof due and payable immediately by notice in writing to Southern and Capital (and to the Senior Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Senior Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Senior Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and Southern or Capital has paid or deposited with the Senior Note Indenture Trustee a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and all sums paid or advanced by the Senior Note Indenture Trustee, including reasonable compensation and expenses of the Senior
Note Indenture Trustee.

     The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series may, on behalf of the holders of all the Senior Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Senior Note Indenture cannot be modified or amended thereunder without the consent of the holder of each outstanding Senior Note of such series affected thereby.

REGISTRATION AND TRANSFER

     Capital shall not be required to (i) issue, register the transfer of or exchange Senior Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Senior Notes of such series called for redemption, or (ii) register the transfer of or exchange any Senior Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

PAYMENT AND PAYING AGENT

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Senior Notes will be made only against surrender to the Paying Agent of such Senior Notes. Principal of and interest on Senior Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as Capital may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to the Senior Notes. Payment of interest on Senior Notes on any interest payment date will be made to the person in whose name the Senior Notes (or predecessor security) are registered at the close of business on the Record Date for such interest payment (the fifteenth calendar day before such interest payment date).

     Unless otherwise indicated in an applicable Prospectus Supplement, the Senior Indenture Trustee will act as Paying Agent with respect to the Senior Notes. Capital may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

     All moneys paid by Capital to a Paying Agent for the payment of the principal of or interest on the Senior Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to Capital, and the holder of such Senior Notes will thereafter look only to Capital for payment thereof.

MODIFICATION

     The Senior Note Indenture contains provisions permitting Capital, Southern and the Senior Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Senior Notes of each series affected thereby, to modify the Senior Note Indenture or the rights of the holders of the Senior Note of such series; provided, that no such modification may, without the consent of the holder of each outstanding Senior Note affected thereby, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Senior Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Senior Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Senior Note Indenture or certain defaults thereunder and their consequences) provided for in the Senior Note Indenture, or (iii) modify any of the provisions of the Senior Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Senior Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Note affected thereby.

     In addition, Capital, Southern and the Senior Note Indenture Trustee may execute, without the consent of any holders of Senior Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of senior notes.

CONSOLIDATION, MERGER AND SALE

     Neither Southern nor Capital shall consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Senior Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest on all the Senior Notes and the performance of every covenant of the Senior Note Indenture on the part of Southern or Capital, as the case may be, to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) Southern or Capital, as the case may be, has delivered to the Senior Note Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent thereto have been complied with.

INFORMATION CONCERNING THE SENIOR NOTE INDENTURE TRUSTEE

     The Senior Note Indenture Trustee, prior to an Event of Default with respect to Senior Notes of any series, undertakes to perform, with respect to Senior Notes of such series, only such duties as are specifically set forth in the Senior Note Indenture and, in case an Event of Default with respect to Senior Notes of any series has occurred and is continuing, shall exercise, with respect to Senior Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Senior Note Indenture at the request of any holder of Senior Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Senior Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

GOVERNING LAW

     The Senior Note Indenture and the Senior Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     Each of Southern and Capital will have the right at all times to assign any of its rights or obligations under the Senior Note Indenture to a direct or indirect wholly-owned subsidiary of Southern; provided, that, in the event of any such assignment, Southern or Capital, as the case may be, will remain primarily liable for all such obligations. Subject to the foregoing, the Senior
Note Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

                     DESCRIPTION OF SENIOR NOTES GUARANTEES

      Pursuant to the Senior Note Indenture, Southern will irrevocably and unconditionally guarantee the due and punctual payment of principal, premium, if any, and interest on the Senior Notes when and as the same shall become due and payable. Each Senior Notes Guarantee will constitute an unsecured and unsubordinated obligation of Southern and will rank pari passu with all other unsecured and unsubordinated debt that may be issued by Southern. The Senior Notes Guarantees will be effectively subordinated to all secured debt of Southern. As of June 30, 1998, Southern had no secured debt. Since Southern is a holding company, the right of Southern and, hence, the right of creditors of Southern (including holders of Senior Notes) to participate in any distribution of the assets of any subsidiary of Southern, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors of each such subsidiary.

                  DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

     Set forth below is a description of the general terms of the Junior Subordinated Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Note Indenture, dated as of June 1, 1997, among Southern, Capital and Bankers Trust Company, as trustee (the "Subordinated Note Indenture Trustee"), as to be supplemented by a supplemental indenture thereto establishing the Junior Subordinated Notes of each series (the Subordinated Note Indenture, as so supplemented, is hereinafter referred to as the "Subordinated
Note Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Junior Subordinated Notes will include those stated in the Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the 1939 Act. Certain capitalized terms used herein are defined in the Subordinated
Note Indenture.

GENERAL

     The Junior Subordinated Notes will be issued as unsecured junior subordinated debt securities under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of Junior Subordinated Notes that may be issued thereunder and provides that Junior Subordinated Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Note Indenture.

     Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Junior Subordinated Notes being offered thereby: (i) the title of such Junior Subordinated Notes; (ii) any limit on the aggregate principal amount of such Junior Subordinated Notes; (iii) the date or dates on which the principal of such Junior Subordinated Notes is payable; (iv) the rate or rates at which such Junior Subordinated Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of (and premium, if any) and interest, if any, on such Junior Subordinated Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Junior Subordinated Notes may be redeemed, in whole or in part, at the option of the Company; (vii) the obligation, if any, of Capital to redeem or purchase such Junior Subordinated Notes; (viii) the date or dates, if any, after which such Junior Subordinated Notes may be converted or exchanged at the option of the holder into or for shares of Common Stock of Southern and the terms for any such conversion or exchange; (ix) the denominations in which such Junior Subordinated Notes shall be issuable; (x) if other than the principal amount thereof, the portion of the principal amount of such Junior Subordinated Notes which shall be payable upon declaration of acceleration of the maturity thereof;
(xi) any deletions from, modifications of or additions to the Events of Default or covenants of Capital or Southern as provided in the Subordinated Note Indenture pertaining to such Junior Subordinated Notes; (xii) whether such Junior Subordinated Notes shall be issued in whole or in part in the form of a Global Security; (xiii) the right, if any, of Capital to extend the interest payment periods of such Junior Subordinated Notes; and (xiv) any other terms of such Junior Subordinated Notes. The terms of each series of Junior

Subordinated Notes issued to a Trust will correspond to those of the related Preferred Securities of such Trust as described in the Prospectus Supplement relating to such Preferred Securities.

     The Subordinated Note Indenture does not contain provisions that afford holders of Junior Subordinated Notes protection in the event of a highly leveraged transaction involving Southern or Capital.

SUBORDINATION

     The Junior Subordinated Notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of Capital. No payment of principal of (including redemption payments, if any), or premium, if any, or interest on (including Additional Interest (as defined herein)) the Junior Subordinated Notes may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise. Upon any payment or distribution of assets of Capital to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of Capital, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Junior Subordinated Notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Junior Subordinated Notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the Junior Subordinated Notes are paid in full.

     The term "Senior Indebtedness" means, with respect to any person, (i) any payment due in respect of indebtedness of such person, whether outstanding at the date of execution of the Subordinated Note Indenture or thereafter incurred, created or assumed, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by such person that, by their terms, are senior or senior subordinated debt securities including, without limitation, all obligations under its indentures with various trustees; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons the payment of which such person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Notes and (2) any unsecured indebtedness between or among such person or its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

ADDITIONAL INTEREST

     "Additional Interest" is defined in the Subordinated Note Indenture as (i) such additional amounts as may be required so that the net amounts received and retained by a holder of Junior Subordinated Notes (if the holder is a Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed; and (ii) any interest due and not paid on an interest payment date, together with interest thereon from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.
                                       12

JUNIOR SUBORDINATED NOTES GUARANTEE

     Pursuant to the Subordinated Note Indenture, Southern will irrevocably and unconditionally guarantee the Junior Subordinated Notes as described under "Description of the Junior Subordinated Notes Guarantees."

CERTAIN COVENANTS

     Southern and Capital each covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of Junior Subordinated Notes, that,
(i) if at such time Capital shall have given notice of its election to extend an interest payment period for such series of Junior Subordinated Notes and such extension shall be continuing, (ii) if at such time Southern shall be in default with respect to its payment or other obligations under (A) the Preferred Securities Guarantee with respect to the Trust Securities, if any, related to such series of Junior Subordinated Notes or (B) the Junior Subordinated Notes Guarantee, if any, related to such series of Junior Subordinated Notes, or (iii) if at such time an Event of Default thereunder with respect to such series of Junior Subordinated Notes shall have occurred and be continuing, (a) neither Southern nor Capital shall declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) neither Southern nor Capital shall make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by it which rank pari passu with or junior to the Junior Subordinated Notes or the Junior Subordinated Notes Guarantee. None of the foregoing, however, shall restrict (i) any of the actions described in the preceding sentence resulting from any reclassification of Southern's or Capital's capital stock or the exchange or conversion of one class or series of Southern's or Capital's capital stock for another class or series of Southern's or Capital's capital stock, (ii) the purchase of fractional interests in shares of Southern's or Capital's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iii) dividends, payments or distributions payable in shares of capital stock, (iv) redemptions, purchases or other acquisitions of shares of capital stock in connection with any employment contract, incentive plan, benefit plan or other similar arrangement of Southern or any of its subsidiaries or in connection with a dividend reinvestment or stock purchase plan, or (v) any declaration of a dividend in connection with implementation of any stockholders' rights plan, or the issuance of rights, stock or other property under any such plan, or the redemption, repurchase or other acquisition of any such rights pursuant thereto.

     The Subordinated Note Indenture further provides that, for so long as the Trust Securities of any Trust remain outstanding, Capital covenants (i) to directly or indirectly maintain 100% ownership of the Common Securities of such Trust; provided, however, that any permitted successor of Capital or Southern under the Subordinated Note Indenture may succeed to Capital's ownership of such Common Securities, and (ii) to use its reasonable efforts to cause such Trust
(a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the related Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

EVENTS OF DEFAULT

     The Subordinated Note Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Notes of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Junior Subordinated Notes of such series:

          (a) failure for 10 days to pay interest on the Junior Subordinated Notes of such series, including any Additional Interest (as defined in clause (ii) of the definition thereof in the Subordinated Note Indenture) in respect thereof, when due on an Interest Payment Date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by Capital shall not constitute a default in the payment of interest for this purpose; or

          (b) failure for 10 days to pay Additional Interest (as defined in clause (i) of the definition thereof in the Subordinated Note Indenture); or

          (c) failure to pay principal or premium, if any, or interest, including Additional Interest (as defined in clause (ii) of the definition thereof in the Subordinated Note Indenture), on the Junior Subordinated Notes of such series when due at maturity or upon earlier redemption; or

          (d) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Junior Subordinated Note of such series; or

          (e) failure to observe or perform any other covenant or warranty in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included therein solely for the benefit of one or more series of Junior Subordinated Notes other than such series) for 90 days after written notice to Southern and Capital from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Notes of such series; or

          (f) certain events of bankruptcy, insolvency, or reorganization of Southern or Capital.

     The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Junior Subordinated Notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the Junior Subordinated Notes of any series, then the Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may declare the principal amount thereof due and payable immediately by notice in writing to Southern and Capital (and to the Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Junior Subordinated Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and Southern or Capital has paid or deposited with the Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Indenture Trustee, including reasonable compensation and expenses of the Indenture Trustee.

     A holder of Preferred Securities may institute a legal proceeding directly against Southern and Capital, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Junior Subordinated Notes of the related series having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of such series.

     The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series may, on behalf of the holders of all the Junior Subordinated Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended thereunder without the consent of the holder of each outstanding Junior Subordinated Note of such series affected thereby.

REGISTRATION AND TRANSFER

     Capital shall not be required to (i) issue, register the transfer of or exchange Junior Subordinated Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Junior Subordinated Notes of such series called for redemption, or (ii) register the transfer of or exchange any Junior Subordinated Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Note being redeemed in part.

PAYMENT AND PAYING AGENT

     Payment of principal of any Junior Subordinated Notes will be made only against surrender to the Paying Agent of such Junior Subordinated Notes. Principal of and interest on Junior Subordinated Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as Capital may designate from time to time, except that, at the option of Capital, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to the Junior Subordinated Notes. Payment of interest on Junior Subordinated Notes on any interest payment date will be made to the person in whose name the Junior Subordinated Notes (or predecessor security) are registered at the close of business on the Record Date for such interest payment (the fifteenth calendar day before such interest payment date).

     The Indenture Trustee will act as Paying Agent with respect to the Junior Subordinated Notes. Capital may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

     All monies paid by Capital to a Paying Agent for the payment of the principal of or interest on the Junior Subordinated Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to Capital, and the holder of such Junior Subordinated Notes will thereafter look only to Capital for payment thereof.

MODIFICATION

     The Subordinated Note Indenture contains provisions permitting Capital, Southern and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Notes of each series affected thereby, to modify the Subordinated Note Indenture or the rights of the holders of the Junior Subordinated Notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Note affected thereby, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Junior Subordinated Note, or reduce the principal amount thereof or the rate of interest (including Additional Interest) thereon or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Junior Subordinated Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults thereunder and their consequences) provided for in the Subordinated
Note Indenture, or (iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Note affected thereby, or (iv) reduce any amount payable under, delay or defer the required time of payment under, or impair the right to institute suit to enforce any payment under the Notes Guarantee, or (v) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the Junior Subordinated Notes or the Notes Guarantee in a manner adverse to such holder.

     In addition, Capital, Southern and the Indenture Trustee may execute, without the consent of any holders of Junior Subordinated Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of junior subordinated notes.

CONSOLIDATION, MERGER AND SALE

     Neither Southern nor Capital shall consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such other corporation or person expressly assumes, by supplemental
                                       15
indenture executed and delivered to the Indenture Trustee, the payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the Junior Subordinated Notes and the performance of every covenant of the Subordinated Note Indenture and the Notes Guarantee on the part of Southern or Capital, as the case may be, to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) Southern or Capital, as the case may be, has delivered to the Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent thereto have been complied with.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee, prior to an Event of Default with respect to Junior Subordinated Notes of any series, undertakes to perform, with respect to Junior Subordinated Notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to Junior Subordinated Notes of any series has occurred and is continuing, shall exercise, with respect to Junior Subordinated Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of Junior Subordinated Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

GOVERNING LAW

     The Subordinated Note Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     Each of Southern and Capital will have the right at all times to assign any of its rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of Southern; provided, that, in the event of any such assignment, Southern or Capital, as the case may be, will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

            DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES GUARANTEES

     Pursuant to the Subordinated Note Indenture, Southern will irrevocably and unconditionally guarantee the due and punctual payment of principal, premium, if any, and interest on the Junior Subordinated Notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. Each Junior Subordinated Notes Guarantee will constitute an unsecured obligation of Southern and will rank subordinate and junior to all Senior Indebtedness that may be issued by Southern. As of June 30, 1998, Senior Indebtedness of Southern aggregated approximately $431,000,000. Since Southern is a holding company, the right of Southern and, hence, the right of creditors of Southern (including the holders of the Junior Subordinated Notes) to participate in any distribution of the assets of any subsidiary of Southern, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors of each such subsidiary.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Trust Agreement of each Trust will authorize the Administrative Trustees, on behalf of the Trust, to issue the Preferred Securities of such Trust. The Preferred Securities of each Trust will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferral or other special rights or such restrictions as shall be set forth in the Trust Agreement of such Trust. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities of such Trust and the date or dates on which such distributions shall be payable; (iv) whether distributions on such Preferred Securities shall be cumulative and, in the case of Preferred Securities having cumulative distribution rights, the date or dates, or method of determining the date or dates, from which distributions on such Preferred Securities shall be cumulative; (v) the amount or amounts that shall be paid out of the assets of such Trust to the holders of the Preferred Securities of such Trust upon voluntary or involuntary dissolution, winding-up or termination of such Trust;
(vi) the obligation, if any, of such Trust to purchase or redeem such Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which such Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the date or dates, if any, after which such Preferred Securities may be converted or exchanged at the option of the holder into or for shares of Common Stock of Southern or Debt Securities of Capital and the terms for any such conversion or exchange; (viii) the voting rights, if any, of such Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Trust Agreement of such Trust; (ix) the rights, if any, to defer distributions on the Preferred Securities by extending the interest payment period on the related Junior Subordinated Notes; and (x) any other relative rights, preferences, privileges, limitations or restrictions of such Preferred Securities not inconsistent with the Trust Agreement of such Trust or applicable law. All Preferred Securities offered hereby will be guaranteed by Southern to the extent set forth under "Description of the Preferred Securities Guarantees." Any material United States federal income tax considerations applicable to an offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the Preferred Securities Guarantees that will be executed and delivered by Southern for the benefit of the holders of Preferred Securities of the respective Trusts from time to time. Each Preferred Securities Guarantee will be qualified as an indenture under the 1939 Act. Bankers Trust Company will act as indenture trustee under each Preferred Securities Guarantee (the "Guarantee Trustee") for purposes of the 1939 Act. The terms of the respective Preferred Securities Guarantees will be those set forth therein and those made part thereof by the 1939 Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Preferred Securities Guarantees, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the 1939 Act. Each Preferred Securities Guarantee will be held by the Guarantee Trustee for the benefit of holders of the Preferred Securities to which it relates.

GENERAL

     Pursuant to each Preferred Securities Guarantee, Southern will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the related Preferred Securities, the Guarantee Payments (as defined herein), to the extent not paid by, or on behalf of, the related Trust, regardless of any defense, right of set-off or counterclaim that Southern may have or assert against any person. The following payments or distributions with respect to the Preferred Securities of any Trust to the extent not paid or made by, or on behalf of, such Trust will be subject to the Preferred Securities Guarantee related thereto (without duplication): (i) any accrued and unpaid distributions required to be paid on the Preferred Securities of such Trust but if and only if and to the extent that such Trust has funds legally and immediately available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), with respect to any Preferred Securities called for redemption by such Trust, but if and only to the extent such Trust has funds legally and immediately available therefor, and (iii) upon a dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities of such Trust or the redemption of all of the Preferred Securities of such Trust), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities of such Trust to the date of payment, to the extent such Trust has funds legally and immediately available therefor, and (b) the amount of assets of such Trust remaining available for distribution to holders of Preferred Securities of such Trust in liquidation of such Trust (the "Guarantee Payments"). Southern's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Southern to the holders of the related Preferred Securities or by causing the related Trust to pay such amounts to such holders.

     Each Preferred Securities Guarantee will be a guarantee of the Guarantee Payments with respect to the related Preferred Securities from the time of issuance of such Preferred Securities, but will not apply to the payment of distributions and other payments on such Preferred Securities when the related Trust does not have sufficient funds legally and immediately available to make such distributions or other payments. IF CAPITAL DOES NOT MAKE INTEREST PAYMENTS ON THE JUNIOR SUBORDINATED NOTES HELD BY THE PROPERTY TRUSTEE UNDER ANY TRUST, SUCH TRUST WILL NOT MAKE DISTRIBUTIONS ON ITS PREFERRED SECURITIES.

SUBORDINATION

     Southern's obligations under each Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of Southern and will rank (i) subordinate and junior in right of payment to all other liabilities of Southern, except those obligations or liabilities made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Southern and with any guarantee now or hereafter entered into by Southern in respect of any preferred or preference securities of any affiliate of Southern, and (iii) senior to all common stock of Southern. The terms of the Preferred Securities will provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee related thereto. Southern has outstanding common stock that ranks junior to the Preferred Securities Guarantees. See "Selected Information -- Selected Financial Information."

     Each Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity).

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially and adversely affect the rights of holders of the related Preferred Securities (in which case no consent will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of such outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in each Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Southern and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

TERMINATION

     Each Preferred Securities Guarantee will terminate and be of no further force and effect as to the related Preferred Securities upon full payment of the Redemption Price of all such Preferred Securities, upon distribution of Junior Subordinated Notes to the holders of such Preferred Securities, or upon full payment of the amounts payable upon liquidation of the related Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid with respect to such Preferred Securities or under such Preferred Securities Guarantee.

EVENTS OF DEFAULT

     An event of default under each Preferred Securities Guarantee will occur upon the failure by Southern to perform any of its payment obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities to which any Preferred Securities Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Preferred Securities Guarantee. Any holder of the related Preferred Securities may institute a legal proceeding directly against Southern to enforce its rights under such Preferred Securities Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity. The holders of a majority in liquidation amount of Preferred Securities of any series may, by vote, on behalf of the holders of all the Preferred Securities of such series, waive any past event of default and its consequences.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of any event of default with respect to any Preferred Securities Guarantee and after the curing or waiving of all events of default with respect to such Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, in case an event of default has occurred, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Preferred Securities Guarantee at the request of any holder of the related Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     Bankers Trust Company, the Guarantee Trustee, also serves as Property Trustee and as Subordinated Note Indenture Trustee. Southern and certain of its subsidiaries maintain deposit accounts and banking relationships with Bankers Trust Company. Bankers Trust Company serves as trustee under other indentures pursuant to which securities of subsidiaries of Southern are outstanding.

GOVERNING LAW

     Each Preferred Securities Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

THE AGREEMENTS AS TO EXPENSES AND LIABILITIES

     Pursuant to an Agreement as to Expenses and Liabilities to be entered into by Southern under each Trust Agreement, Southern will irrevocably and unconditionally guarantee to each person or entity to whom each Trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of such Trust, other than obligations of such Trust to pay to the holders of the related Preferred Securities or other similar interests in such Trust the amounts due such holders pursuant to the terms of such Preferred Securities or such other similar interests, as the case may be.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
   THE JUNIOR SUBORDINATED NOTES, THE PREFERRED SECURITIES GUARANTEES AND THE
                      JUNIOR SUBORDINATED NOTES GUARANTEES

     As long as payments of interest and other payments are made when due on each series of Junior Subordinated Notes issued to a Trust, such payments will be sufficient to cover distributions and payments due on the related Trust Securities of such Trust primarily because (i) the aggregate principal amount of each series of Junior Subordinated Notes will be equal to the sum of the aggregate stated liquidation amount of the related Trust Securities; (ii) the interest rate and interest and other payment dates on each series of Junior Subordinated Notes will match the distribution rate and distribution and other payment dates for the related

Preferred Securities; (iii) Southern shall pay for all costs and expenses of each Trust pursuant to the Agreements as to Expenses and Liabilities; and (iv) each Trust Agreement provides that the Securities Trustees thereunder shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are legally and immediately available) and other payments due on the Preferred Securities (to the extent funds therefor are legally and immediately available) will be guaranteed by Southern as and to the extent set forth under "Description of the Preferred Securities Guarantees." If Capital does not make interest payments on any series of Junior Subordinated Notes, it is not expected that the related Trust will have sufficient funds to pay distributions on its Preferred Securities. Each Preferred Securities Guarantee is a guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the related Trust has sufficient funds legally and immediately available for the payment of such distributions.

     If Capital fails to make interest or other payments on any series of Junior Subordinated Notes when due (taking into account any extension period as described in the applicable Prospectus Supplement), the Trust Agreement provides a mechanism whereby the holders of the related Preferred Securities may appoint a substitute Property Trustee. Such holders may also direct the Property Trustee to enforce its rights under the Junior Subordinated Notes of such series and the related Junior Subordinated Notes Guarantee, including proceeding directly against Capital to enforce such Junior Subordinated Notes and against Southern to enforce such Junior Subordinated Notes Guarantee. If the Property Trustee fails to enforce its rights under any series of Junior Subordinated Notes or the related Junior Subordinated Notes Guarantee, to the fullest extent permitted by applicable law, any holder of related Preferred Securities may institute a legal proceeding directly against Capital to enforce the Property Trustee's rights under such series of Junior Subordinated Notes and against Southern to enforce such Junior Subordinated Notes Guarantee without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, a holder of Preferred Securities may institute a legal proceeding directly against Southern and Capital, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on Junior Subordinated Notes of the related series having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of such series.

     If Southern fails to make payments under any Preferred Securities Guarantee, such Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities to which such Preferred Securities Guarantee relates may direct the Guarantee Trustee to enforce its rights thereunder. In addition, any holder of Preferred Securities may institute a legal proceeding directly against Southern to enforce the Guarantee Trustee's rights under the related Preferred Securities Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

     Each Junior Subordinated Notes Guarantee, each Preferred Securities Guarantee, the Subordinated Note Indenture, the Junior Subordinated Notes of the related series, the related Trust Agreement and the related Agreement as to Expenses and Liabilities, as described above, constitute a full and unconditional guarantee by Southern and Capital of the payments due on the related series of Preferred Securities.

     Upon any voluntary or involuntary dissolution, winding-up or termination of any Trust, unless Junior Subordinated Notes of the related series are distributed in connection therewith, the holders of Preferred Securities of such Trust will be entitled to receive, out of assets legally available for distribution to holders, a liquidation distribution in cash as described in the applicable Prospectus Supplement. Upon any voluntary or involuntary liquidation or bankruptcy of Capital, the Property Trustee, as holder of the related series of Junior Subordinated Notes, would be a subordinated creditor of Capital, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of Capital receive payments or distributions. Because Southern is guarantor under each Preferred Securities Guarantee and each Junior Subordinated Notes Guarantee and has agreed to pay for all costs, expenses and liabilities of each Trust (other than the Trust's obligations to holders of the Preferred Securities) pursuant to the related Agreement as to Expenses and Liabilities, the positions of a holder of Preferred Securities and a holder of Junior Subordinated Notes of the related series relative to other creditors and to stockholders of Southern in the event of liquidation or bankruptcy of Southern would be substantially the same.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Subordinated Note Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Junior Subordinated Notes provide that no payments may be made in respect of the Junior Subordinated Notes until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Notes of any series would constitute an Event of Default under the Subordinated Note Indenture with respect to the Junior Subordinated Notes of such series except that failure to make interest payments on the Junior Subordinated Notes of such series will not be an Event of Default during an extension period as described in the applicable Prospectus Supplement.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     Capital may issue and sell from time to time Stock Purchase Contracts, including contracts obligating holders to purchase from Southern, and Southern to sell to the holders, a specified number of shares of common stock of Southern at a future date or dates. The consideration per share of common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing holders' obligations to purchase the common stock of Southern under the Stock Purchase Contracts. The Stock Purchase Contracts may require Southern or Capital to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts may be guaranteed by Southern as more fully described under "Description of the Stock Purchase Guarantees."

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will summarize the terms and conditions of any Stock Purchase Contracts and Stock Purchase Units, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                    DESCRIPTION OF STOCK PURCHASE GUARANTEES

     Pursuant to the documents under which the Stock Purchase Contracts and Stock Purchase Units will be issued, Southern may irrevocably and unconditionally guarantee the due and punctual periodic payments to holders of Stock Purchase Contracts and Stock Purchase Units when and as the same shall become due and payable. Each Stock Purchase Guarantee will constitute an unsecured and unsubordinated obligation of Southern and will rank pari passu with all other unsecured and unsubordinated debt that may be issued by Southern. The Stock Purchase Guarantees will be effectively subordinated to all secured debt of Southern. As of June 30, 1998, Southern had no secured debt. Since Southern is a holding company, the right of Southern and, hence, the right of creditors of Southern (including holders of Stock Purchase Contracts and Stock Purchase Units) to participate in any distribution of the assets of any subsidiary of Southern, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors of each such subsidiary.

                              PLAN OF DISTRIBUTION

     Southern may sell the Common Stock, Capital may sell the Debt Securities, the Stock Purchase Contracts and the Stock Purchase Units and the Trusts may sell the Preferred Securities in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The
                                       21

Prospectus Supplement with respect to any Securities will set forth the terms of the offering of such Securities, including the name or names of any underwriters or agents, the purchase price of such Securities and the proceeds to Southern, Capital or the applicable Trust from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Securities may be listed.

     If underwriters participate in the sale, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of Securities, if any are purchased.

     Underwriters and agents may be entitled under agreements entered into with Southern, Capital and/or the applicable Trust to indemnification against certain civil liabilities, including liabilities under the 1933 Act. Underwriters and agents may engage in transactions with, or perform services for, Southern in the ordinary course of business.

     Each series of Senior Notes, Junior Subordinated Notes, Preferred Securities, Stock Purchase Contracts or Stock Purchase Units will be a new issue of securities and will have no established trading market. Any underwriters to whom Senior Notes, Junior Subordinated Notes, Preferred Securities, Stock Purchase Contracts or Stock Purchase Units are sold for public offering and sale may make a market in such Senior Notes, Junior Subordinated Notes, Preferred Securities, Stock Purchase Contracts or Stock Purchase Units, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Senior Notes, Junior Subordinated Notes, Preferred Securities, Stock Purchase Contracts or Stock Purchase Units may or may not be listed on a national securities exchange.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of Capital and the Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to Capital and the Trusts. The validity of the Common Stock, Debt Securities, the Guarantees, the Stock Purchase Contracts, the Stock Purchase Units and certain matters relating thereto will be passed upon on behalf of Southern and Capital by Troutman Sanders LLP, Atlanta, Georgia.

                                    EXPERTS

     The financial statements and schedules of Southern included in Southern's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.**

*Filing Fees -- Securities and Exchange
  Commission -- registration statement......................  $            $
Charges of trustees (including counsel).....................
*Listing fees of New York Stock Exchange....................
Printing and preparation of registration statement,
  prospectus, etc...........................................
Rating fees --
  Moody's Investors Service, Inc............................
  Standard & Poor's Corporation.............................
  Duff and Phelps, Inc......................................
Services of Southern Company Services, Inc..................
Fees and expenses of counsel................................
Blue sky fees and expenses..................................
Fees of accountants, Arthur Andersen LLP....................
Miscellaneous, including telephone charges and traveling
  expenses..................................................
                                                              --------     --------
          Total.............................................  $            $
                                                              ========     ========

---------------

 * The Prospectus Supplement will reflect actual filing and listing fees based upon the amount of the related offering.

** To be supplied by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The By-Laws of Southern provide in substance that no present or future director or officer of Southern shall be liable for any act, omission, step or conduct taken or had in good faith which is required, authorized or approved by order issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any state statute regulating Southern or its subsidiaries by reason of their being public utility companies or public utility holding companies, or any amendment to any thereof. In the event that such provisions are found by a court not to constitute a valid defense, each such director and officer shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in such By-Laws described.

     The By-Laws of Southern further provide as follows:

          "Each person who is or was a director or officer of the Corporation and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

          Expenses (including attorneys' fees) incurred by a director or officer of the Corporation with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation."

     Southern has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

     Paragraph 10 of the Certificate of Incorporation of Capital provides as follows:

          No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director received an improper personal benefit.

     Article VII of the By-laws of Capital provides in pertinent part:

          Section 1. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          Section 2. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1. and 2., or in defense of any claim, issue or matter therein, such individual shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          Section 4. Any indemnification under Sections 1. and 2. (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections
     1. and 2. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          Section 5. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that such individual is entitled to be indemnified by the corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          Section 6. The indemnification provided by this Article VII shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such individual's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify against such liability under the provisions of this section.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER
-------
 1.1      --   Form of Underwriting Agreement relating to Senior Notes.*
 1.2      --   Form of Underwriting Agreement relating to Junior
                 Subordinated Notes.*
 1.3      --   Form of Underwriting Agreement relating to Preferred
                 Securities.*
 1.4      --   Form of Underwriting Agreement relating to Common Stock.*
 1.5      --   Form of Underwriting Agreement relating to Stock Purchase
                 Contracts and Stock Purchase Units.*
 4.1      --   Form of Senior Note Indenture relating to the Senior Notes.
 4.2      --   Form of Supplemental Indenture to Senior Note Indenture to
                 be used in connection with the issuance of Senior Notes.*
 4.3      --   Subordinated Note Indenture dated as of June 1, 1997 among
                 The Southern Company, Southern Company Capital Funding,
                 Inc. and Bankers Trust Company, as Trustee (Designated in
                 Form 10-K for the year ended December 31, 1997, File No.
                 1-3536, as Exhibit 4(a)(2)).
 4.4      --   Form of Supplemental Indenture to Subordinated Note
                 Indenture to be used in connection with the issuance of
                 Junior Subordinated Notes (Designated in Registration No.
                 333-50659 as Exhibit 4.2).
 4.5-A    --   Certificate of Trust of Southern Company Capital Trust V.
 4.5-B    --   Certificate of Trust of Southern Company Capital Trust VI.
 4.5-C    --   Certificate of Trust of Southern Company Capital Trust VII.
 4.6-A    --   Trust Agreement of Southern Company Capital Trust V.
 4.6-B    --   Trust Agreement of Southern Company Capital Trust VI.
 4.6-C    --   Trust Agreement of Southern Company Capital Trust VII.
 4.7-A    --   Form of Amended and Restated Trust Agreement of Southern
                 Company Capital Trust V.
 4.7-B    --   Form of Amended and Restated Trust Agreement of Southern
                 Company Capital Trust VI.
 4.7-C    --   Form of Amended and Restated Trust Agreement of Southern
                 Company Capital Trust VII.
 4.8-A    --   Form of Preferred Security of Southern Company Capital Trust
                 V (included in Exhibit 4.7-A above).
 4.8-B    --   Form of Preferred Security of Southern Company Capital Trust
                 VI (included in Exhibit 4.7-B above).
 4.8-C    --   Form of Preferred Security of Southern Company Capital Trust
                 VII (included in Exhibit 4.7-C above).
 4.9      --   Form of Senior Note (included in Exhibit 4.2 above).
 4.10     --   Form of Junior Subordinated Note (included in Exhibit 4.4
                 above).
 4.11-A   --   Form of Guarantee relating to Southern Company Capital Trust
                 V.
 4.11-B   --   Form of Guarantee relating to Southern Company Capital Trust
                 VI.
 4.11-C   --   Form of Guarantee relating to Southern Company Capital Trust
                 VII.
 4.12-A   --   Form of Agreement as to Expenses and Liabilities relating to
                 Southern Company Capital Trust V (included in Exhibit
                 4.7-A above).
 4.12-B   --   Form of Agreement as to Expenses and Liabilities relating to
                 Southern Company Capital Trust VI (included in Exhibit
                 4.7-B above).
 4.12-C   --   Form of Agreement as to Expenses and Liabilities relating to
                 Southern Company Capital Trust VII (included in Exhibit
                 4.7-C above).
 4.13     --   Form of Purchase Contract.*
 4.14     --   Form of Pledge Agreement.*
 5.1      --   Opinion of Troutman Sanders LLP.*
 5.2-A    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Southern Company Capital Trust V.

EXHIBIT
NUMBER
-------
 5.2-B    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Southern Company Capital Trust VI.
 5.2-C    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Southern Company Capital Trust VII.
12.1      --   Computation of ratio of earnings to fixed charges.
12.2      --   Computation of ratio of earnings to fixed charges plus
                 preferred dividend requirements (pre-income tax basis).
23.1      --   Consent of Arthur Andersen LLP.
23.2      --   Consent of Troutman Sanders LLP (included in Exhibit 5.1
                 above).
23.3      --   Consent of Richards, Layton & Finger, P.A. (included in
                 Exhibits 5.2-A, 5.2-B and 5.2-C above).
24.1      --   Powers of Attorney and Resolution.
25.1      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Senior Note Indenture Trustee.*
25.2      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as Subordinated Note
                 Indenture Trustee (Designated in Registration No. 333-28349
                 as Exhibit 25.1).
25.3      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as Property Trustee and
                 Guarantee Trustee, relating to Southern Company Capital
                 Trust V.
25.4      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as Property Trustee and
                 Guarantee Trustee, relating to Southern Company Capital
                 Trust VI.
25.5      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as Property Trustee and
                 Guarantee Trustee, relating to Southern Company Capital
                 Trust VII.

     Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.
---------------

 * To be subsequently filed or incorporated by reference.

ITEM 17.  UNDERTAKINGS.

     (a) Undertaking related to Rule 415 offering:

          The undersigned registrants hereby undertake:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20%
           change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

          The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Undertaking related to acceleration of effectiveness:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, The Southern Company, a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 30th day of September, 1998.
                                          THE SOUTHERN COMPANY

                                          By:           A. W. DAHLBERG
                                              Chairman, President and Chief
                                                    Executive Officer

                                          By:       /s/ WAYNE BOSTON
                                            ------------------------------------
                                                        Wayne Boston
                                                      Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following directors and officers of The Southern Company in the capacities and on the date indicated:

                     SIGNATURE                                  TITLE                     DATE
                     ---------                                  -----                     ----

                  A. W. DAHLBERG                     Chairman of the Board,
                                                       President, Chief Executive
                                                       Officer and Director
                                                       (Principal Executive
                                                       Officer)

                  W. L. WESTBROOK                    Financial Vice President,
                                                       Chief Financial Officer
                                                       and Treasurer (Principal
                                                       Financial and Accounting
                                                       Officer)

                    JOHN C. ADAMS
                    A. D. CORRELL
                  PAUL J. DENICOLA
                    JACK EDWARDS
                  H. ALLEN FRANKLIN
                   BRUCE S. GORDON
                  L. G. HARDMAN III                    Directors
                   ELMER B. HARRIS
               WILLIAM J. RUSHTON III
                  GLORIA M. SHATTO
                  GERALD J. ST. PE
                  HERBERT STOCKHAM

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----
                  /s/ WAYNE BOSTON                                                   September 30, 1998
-----------------------------------------------------
                    Wayne Boston
                  Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Southern Company Capital Funding, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 29th day of September, 1998.

                                          SOUTHERN COMPANY CAPITAL FUNDING, INC.

                                          By:      /s/ W. L. WESTBROOK
                                            ------------------------------------
                                                      W. L. Westbrook
                                               President and Chief Executive
                                                           Officer

     Southern Company Capital Funding, Inc. and each person whose signature appears below constitute and appoint A. W. Dahlberg, W. L. Westbrook, Tommy Chisholm and Wayne Boston and any agent for service named in this Registration Statement and each of them, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following directors and officers of Southern Company Capital Funding, Inc. in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----
               By: /s/ W. L. WESTBROOK                 President, Chief Executive    September 29, 1998
  -------------------------------------------------      Officer and Director
                   W. L. Westbrook                       (Principal
                                                         Executive Officer)

                By: /s/ C. O. RAWLINS                  Vice President and Chief      September 29, 1998
  -------------------------------------------------      Financial Officer
                    C. O. Rawlins                        (Principal
                                                         Financial and Accounting
                                                         Officer)

            By: /s/ WILLIAM R. BECHSTEIN               Director                      September 30, 1998
  -------------------------------------------------
                William R. Bechstein

            By: /s/ JAMES J. COPPOLA, JR.              Director                      September 29, 1998
  -------------------------------------------------
                James J. Coppola, Jr.

               By: /s/ DAVID R. ROZIER                 Director                      September 29, 1998
  -------------------------------------------------
                   David R. Rozier

               By: /s/ L. TERRY TURNER                 Director                      September 29, 1998
  -------------------------------------------------
                   L. Terry Turner

     Pursuant to the requirements of the Securities Act of 1933, Southern Company Capital Trust V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 30th day of September, 1998.

                                          SOUTHERN COMPANY CAPITAL TRUST V

                                          By: SOUTHERN COMPANY
                                            CAPITAL FUNDING, INC.,
                                            Depositor

                                          By:       /s/ WAYNE BOSTON
                                            ------------------------------------
                                                        Wayne Boston
                                                    Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1933, Southern Company Capital Trust VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 30th day of September, 1998.

                                          SOUTHERN COMPANY CAPITAL TRUST VI

                                          By: SOUTHERN COMPANY
                                            CAPITAL FUNDING, INC.,
                                            Depositor

                                          By:       /s/ WAYNE BOSTON
                                            ------------------------------------
                                                        Wayne Boston
                                                    Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1933, Southern Company Capital Trust VII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 30th day of September, 1998.

                                          SOUTHERN COMPANY CAPITAL TRUST VII

                                          By: SOUTHERN COMPANY
                                            CAPITAL FUNDING, INC.,
                                            Depositor

                                          By:       /s/ WAYNE BOSTON
                                            ------------------------------------
                                                        Wayne Boston
                                                    Assistant Secretary

                                 EXHIBIT INDEX

EXHIBIT
NUMBER
-------
 1.1      --   Form of Underwriting Agreement relating to Senior Notes.*
 1.2      --   Form of Underwriting Agreement relating to Junior
                 Subordinated Notes.*
 1.3      --   Form of Underwriting Agreement relating to Preferred
                 Securities.*
 1.4      --   Form of Underwriting Agreement relating to Common Stock.*
 1.5      --   Form of Underwriting Agreement relating to Stock Purchase
                 Contracts and Stock Purchase Units.*
 4.1      --   Form of Senior Note Indenture relating to the Senior Notes.
 4.2      --   Form of Supplemental Indenture to Senior Note Indenture to
                 be used in connection with the issuance of Senior Notes.*
 4.3      --   Subordinated Note Indenture dated as of June 1, 1997 among
                 The Southern Company, Southern Company Capital Funding,
                 Inc. and Bankers Trust Company, as Trustee (Designated in
                 Form 10-K for the year ended December 31, 1997, File No.
                 1-3536, as Exhibit 4(a)(2)).
 4.4      --   Form of Supplemental Indenture to Subordinated Note
                 Indenture to be used in connection with the issuance of
                 Junior Subordinated Notes (Designated in Registration No.
                 333-50659 as Exhibit 4.2).
 4.5-A    --   Certificate of Trust of Southern Company Capital Trust V.
 4.5-B    --   Certificate of Trust of Southern Company Capital Trust VI.
 4.5-C    --   Certificate of Trust of Southern Company Capital Trust VII.
 4.6-A    --   Trust Agreement of Southern Company Capital Trust V.
 4.6-B    --   Trust Agreement of Southern Company Capital Trust VI.
 4.6-C    --   Trust Agreement of Southern Company Capital Trust VII.
 4.7-A    --   Form of Amended and Restated Trust Agreement of Southern
                 Company Capital Trust V.
 4.7-B    --   Form of Amended and Restated Trust Agreement of Southern
                 Company Capital Trust VI.
 4.7-C    --   Form of Amended and Restated Trust Agreement of Southern
                 Company Capital Trust VII.
 4.8-A    --   Form of Preferred Security of Southern Company Capital Trust
                 V (included in Exhibit 4.7-A above).
 4.8-B    --   Form of Preferred Security of Southern Company Capital Trust
                 VI (included in Exhibit 4.7-B above).
 4.8-C    --   Form of Preferred Security of Southern Company Capital Trust
                 VII (included in Exhibit 4.7-C above).
 4.9      --   Form of Senior Note (included in Exhibit 4.2 above).
 4.10     --   Form of Junior Subordinated Note (included in Exhibit 4.4
                 above).
 4.11-A   --   Form of Guarantee relating to Southern Company Capital Trust
                 V.
 4.11-B   --   Form of Guarantee relating to Southern Company Capital Trust
                 VI.
 4.11-C   --   Form of Guarantee relating to Southern Company Capital Trust
                 VII.
 4.12-A   --   Form of Agreement as to Expenses and Liabilities relating to
                 Southern Company Capital Trust V (included in Exhibit
                 4.7-A above).
 4.12-B   --   Form of Agreement as to Expenses and Liabilities relating to
                 Southern Company Capital Trust VI (included in Exhibit
                 4.7-B above).
 4.12-C   --   Form of Agreement as to Expenses and Liabilities relating to
                 Southern Company Capital Trust VII (included in Exhibit
                 4.7-C above).
 4.13     --   Form of Purchase Contract.*
 4.14     --   Form of Pledge Agreement.*
 5.1      --   Opinion of Troutman Sanders LLP.*
 5.2-A    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Southern Company Capital Trust V.
 5.2-B    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Southern Company Capital Trust VI.
 5.2-C    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Southern Company Capital Trust VII.
12.1      --   Computation of ratio of earnings to fixed charges.
12.2      --   Computation of ratio of earnings to fixed charges plus
                 preferred dividend requirements (pre-income tax basis).
23.1      --   Consent of Arthur Andersen LLP.
23.2      --   Consent of Troutman Sanders LLP (included in Exhibit 5.1
                 above).
23.3      --   Consent of Richards, Layton & Finger, P.A. (included in
                 Exhibits 5.2-A, 5.2-B and 5.2-C above).
24.1      --   Powers of Attorney and Resolution.
25.1      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Senior Note Indenture Trustee.*
25.2      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as Subordinated Note
                 Indenture Trustee (Designated in Registration No. 333-28349
                 as Exhibit 25.1).
25.3      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as Property Trustee and
                 Guarantee Trustee, relating to Southern Company Capital
                 Trust V.
25.4      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as Property Trustee and
                 Guarantee Trustee, relating to Southern Company Capital
                 Trust VI.
25.5      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as Property Trustee and
                 Guarantee Trustee, relating to Southern Company Capital
                 Trust VII.

     Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.
---------------

 * To be subsequently filed or incorporated by reference.